CONSULTING AGREEMENT

THIS AGREEMENT is dated the 5th day of September, 2013.

BETWEEN:

SILVER STREAM MINING CORP.

Suite 1120 – 470 Granville Street

Vancouver, B.C.

V6C 1V5

(herein the "Client")

AND:

TERRENCE H. BYBERG

TNT CONTRACTING

46 Rolling Meadows Bovd.

Fonthill, ON L0S 1E4

(herein the "Consultant")

WHEREAS the Client desires to engage the Consultant to provide services to the Client for the term of this Agreement and the Consultant has agreed to provide such services, all in consideration and upon the terms and conditions contained herein;

NOW THEREFORE it is hereby agreed as follows:

1.

Services

The Client agrees to engage the Consultant as part of the  Technical Advisory Team (comprised initially of Terrence H. Byberg, Douglas R. Wood, and  R. M. Robb) to advise the Board of Directors (“Board”) on all mining property acquisitions, exploration, development and production.  The responsibilities of this position will include:

•

Oversee and provide direction for the activities of the Client’s employees, geologists, and technical consultants working on the Client’s projects.

•

Prepare development programs and budgets for ongoing development and work programs for the Client’s projects with the assistance of the Client’s geologists and other consultants.

•

Identify, evaluate and make recommendations to the Board with regards to potential acquisition targets to achieve the Client’s objectives.

The Consultant agrees to act in such capacity and fulfill these responsibilities (collectively the "Services").

2.

Term

Except as otherwise provided in this Agreement, the Client agrees to engage the Consultant to provide the Services for a term commencing July 1, 2013 for a period of one year, unless terminated pursuant to Section 11. At the end of each specified term or extension of this agreement, it will renew for and additional one year term under the same terms and conditions until terminated by either party pursuant to Clause 11 – Termination.

3.

Compensation

(a)

Sign on bonus of 400,000 shares of the Client will be assigned to each member of the Technical Advisory Team described in #1 above, issued on the date specified by the Consultant any time within the Term of this agreement.

(b)

Acquisition Bonus of shares for each acquisition of a property identified by the Technical Advisory Team, or sale of a property where the purchaser is identified by the Technical Advisory Team.  The total amount of shares will be based on the value of the acquisition or sale in the following amounts, with the shares split equally among the Technical Advisory Team:

•

Acquisition or sale value of up to USD$300,000, 10.0% of the value divided by the weighted average closing price of the shares for the five trading days prior to the close of the acquisition or sale.

•

Acquisition or sale value of between USD$300,000 and $1,000,000, 7.5% of the value divided by the weighted average closing price of the shares for the five trading days prior to the close of the acquisition or sale.

•

Acquisition or sale value of over USD$1,000,000, 5.0% of the value divided by the weighted average closing price of the shares for the five trading days prior to the close of the acquisition or sale.

•

If the maximum number of shares at any of the above three levels is higher than the number of shares calculated at the actual level the acquisition or sale value falls into, then the higher number shares will be issued.

(c)

A monthly rate of US$5,000.00 per month will be paid to each Consultant for up to ten (10) days work.  For any additional work in excess of the 10 days, a daily rate of US$950.00 per day will be charged, billed in a minimum of one half day increments.  The Consultant can choose to specify any or all of these fees be deferred and paid in shares at 6 month intervals at a 10% discount to the weighted average of the closing price of the shares for the five days prior to the issuance date.

(d)

Participation in the company stock option plan on an annual basis, initially 100,000 options each will be issued on the date specified by the Consultant within the Term of this agreement.  The option price will be determined by the weighted average of the share price of the 5 trading days prior to granting the options.

4.

Expenses

The Client shall pay for or reimburse the Consultant for all personal expenses incurred by the Consultant in the ordinary course of performing the Services upon presentation of proper accounts, statements, invoices or receipts for such items. Expenses will be invoiced at cost.  Air travel in North America will be at the lowest fair reasonably available.  International travel over four (4) hours in length will be "Business Class" or equivalent.

5.

Independent Contractor

The Consultant's relationship with the Client as created by this Agreement is that of an independent contractor for the purposes of the Income Tax Act (Canada) and any similar provincial taxing legislation.  It is intended that the Consultant shall have general control and direction over the manner in which its services are to be provided to the Client under this Agreement.  Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/employee, agency, joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.

6.

Authority

The Consultant acknowledges that it is being retained as a consultant to the Client and that as such it does not have the authority and cannot commit or bind the Client to any matter, contract or negotiation without the prior written authorization of the Client.

7.

Compliance

(a)

The Consultant shall comply with all applicable federal, provincial, and municipal laws, rules and regulations arising out of or connected with the performance of the Services under this Agreement by the Consultant or its employees.

(b)

The Consultant shall be responsible for all payroll taxes, Income Tax and Workers' Compensation payments relating to or arising out of the fees paid to the Consultant under this Agreement and the Services performed by the Consultant or its employees.  Payments relating to any of the above shall be the responsibility of the Consultant and shall be forwarded by the Consultant as appropriate, directly to the government agencies involved.  Proof of compliance with the requirement shall be available to the Client upon request.

(c)

In the event that any taxing authority, for whatever reason, seeks from the Client any payroll taxes, Income Taxes or Workers' Compensation payments, the Consultant agrees to indemnify the Client and any of its directors, officers and employees, for the full amount of any such contributions or payments (including any applicable interest and penalties thereon).

8.

Confidential Information

(a)

The Consultant acknowledges that certain of the material and information made available to the Consultant by the Client in the performance of the Services (the "Confidential Information") will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Client, and the Consultant shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use the Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with the performance of the Services or as may be consented to in writing by the Client.

(b)

The Confidential Information is and shall remain the sole and exclusive property of the Client regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of the Agreement it shall deliver promptly to the Client all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)

Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Client or any associate or affiliate of the Client has business relations.

(d)

Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(i)

the Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or

(ii)

the Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)

The covenants and agreements contained in this clause shall survive the termination of this Agreement.

9.

Other Services

The Consultant will be free to perform consulting and other services to the Consultant's other clients during the term of this Agreement without  approval of the Board of Client provided however, that the Consultant shall ensure that the Consultant is able to perform the Services pursuant to this Agreement in a timely and professional fashion.  The Consultant agrees not to perform services for the Consultant's other clients which may create a conflict of interest or interfere with the Consultant's duties pursuant to this Agreement.

10.

Non-Competition

(a)

The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture which has operations or is looking to acquire properties within a 10 kilometer radius of the Client’s properties or potential acquisitions, without the written consent of the Client, not to be unreasonably withheld.

(b)

The Consultant agrees that during the term of this Agreement, and for a period of six (6) months following termination of this Agreement, however caused, the Consultant will not hire or take away, or cause to be hired or taken away any employee of the Client.

(c)

The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interests of the Client, and all defenses to the strict enforcement thereof by the Client are hereby waived by the Consultant.  The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Client and shall not in any way restrict or limit the Consultant from engaging in subsequent business which are not in competition with the Client.

(e)

The covenants and agreements contained in this clause shall survive the termination of this Agreement.

11.

Termination

(a)

In the event that the Consultant breaches this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Client may terminate this Agreement immediately and without notice for cause.  Either party may terminate this Agreement at any time, without cause or reason, upon giving one (1) months advance written notice to the other.

(b)

Upon termination of this Agreement:

(i)

the Client's obligations to the Consultant under this Agreement shall terminate except for the Client's obligation to pay the fees and expenses in accordance with the terms of this Agreement, to the date of termination; and

(ii)

the Consultant's obligations to the Client under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

12.

Indemnification

(a)

The Client undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers and employees against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant's performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officers or employees.

(b)

The Consultant undertakes to, and does hereby agree to, indemnify the Client and its directors, officers and employees against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s breach of, or non-performance under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Client or any of its directors, officers or employees.

13.

Governing Law

This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Mediation and Arbitration

Any dispute arising under this Agreement shall be resolved through a mediation - arbitration approach. The parties agree to select a mutually agreeable, neutral third party to help them mediate any dispute that arises under the terms of this Agreement. Costs and fees associated with the mediation shall be shared equally by the parties. If the mediation is unsuccessful, the parties agree that the dispute shall be decided by a single arbitrator by binding arbitration under the rules of the British Columbia Arbitration Association in Vancouver, British Columbia. The decision of the arbitrator shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. The prevailing party in the arbitration proceedings shall be awarded reasonable attorney fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrator shall for good cause determine otherwise.

14.

Severability

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

15.

Amendments

Any amendments to this Agreement must be in writing and signed by both parties hereto.

16.

Time of Essence

Time shall be of the essence in this Agreement.

17.

Scope

This is the entire Agreement between the Client and the Consultant with respect to the Services to be provided by the Consultant to the Client and supersedes any prior agreements with respect to such services whether written or oral.

18.

Notices

Notices hereunder shall be in writing and must be either personally delivered or sent by double registered mail to the address (as) set forth above.  A party may change the address set forth above by proper notice to the other.

19.

No Waiver

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

20.

Assignment

This Agreement is personal in nature and may not be assigned by either party hereto.

21.

Enurement

This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective employees and permitted receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.

AGREED AND ACCEPTED BY:

SILVER STREAM MINING CORP.

TERRENCE H. BYBERG

TNT CONTRACTING

Per:

/s/ Don Bossert______________

Per:

/s/ Terrence Byberg_______

DON BOSSERT, CMA

TERRENCE H. BYBERG

Position:  Chief Financial Officer